UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 20, 2021

Lucira Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39976	27-2491037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 62nd Street Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 350-8071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2021, Lucira Health, Inc. (the “Company”) announced that Tony Allen, age 58, is joining the Company on September 20, 2021 as Chief Operations Officer. From May 2018 to September 2021, Mr. Allen served as Vice President and Head of Global Internal Manufacturing at Ortho-Clinical Diagnostics, Inc., an in vitro diagnostics company. Mr. Allen served as Vice President and General Manager at Gap Partners, Inc., a metal fabrication company, from March 2017 to May 2018, Global Senior Project Management Office Head at Alcon Inc., an eye care device company, from March 2016 to March 2017 and Vice President of Operations at Accriva Diagnostics Holdings, Inc., a medical equipment and supplies manufacturing company, from October 2015 to March 2016. Prior to that he served in various operations and leadership roles at DJO Global, Inc., an orthopedic medical device company, for approximately eight years and at NEC Computers International, an information technology and electronics company, for approximately nine years. Mr. Allen received a T5 in telecommunications and radio communications from the Department of Marine Radio and Radar, Limerick, Ireland and an Executive M.B.A. from Aberdeen University.

In connection with Mr. Allen’s appointment as Chief Operations Officer, the Company entered into an at-will Employment Agreement with Mr. Allen, dated August 31, 2021 (the “Employment Agreement”) that provides for, among other things, (i) an annual base salary of $410,000 per year, less applicable payroll deductions and withholdings (ii) a sign-on bonus of $170,000, $50,000 of which is payable within 30 days of his start date (which such amount must be repaid if Mr. Allen does not remain employed with the Company prior to March 31, 2022) and $120,000 of which is payable on March 31, 2022, subject to Mr. Allen remaining continuously employed by the Company through March 31, 2022, (iii) eligibility to receive an annual discretionary cash bonus with a target bonus opportunity equal to 40% of his base salary, based on performance objectives set forth in the Company’s 2021 Annual Incentive Plan, prorated for calendar year 2021 based on the length of time Mr. Allen is employed in 2021, (iv) an award of restricted stock units under the Company’s 2021 Equity Incentive Plan subject to time-based vesting over four years, ¼ of which will vest 12 months after the vesting commencement date and the remainder will vest on the first day of the last month of each quarter thereafter, valued at approximately $1,500,000 and (v) eligibility to participate in the Company’s Officer Severance Benefit Plan. There is no family relationship between Mr. Allen and any of the directors or executive officers of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by the Employment Agreement itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated August 30, 2021, between Tony Allen and Lucira Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: September 20, 2021	By:	/s/ Daniel George
Daniel George Chief Financial Officer